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                                                                   Exhibit 10.BB

                             FIRST AMENDMENT TO THE
            INLAND STEEL INDUSTRIES THRIFT PLAN ESOP TRUST AGREEMENT


     THIS FIRST AMENDMENT to Inland Steel Industries Thrift Plan ESOP Trust Agreement dated July 7, 1989 is made and entered into as of July 1, 1996 (the "First Amendment") by Inland Steel Industries, Inc., a Delaware corporation, as sponsor of the plan referred to below (the "Company").

                                    RECITALS

     A. The Company has established the Inland Steel Industries Thrift Plan (the "Plan") for the benefit of employees of the Company and its affiliates.

     B. Effective July 7, 1989, the Plan was amended to include a separate component intended to qualify as an employee stock ownership plan (hereinafter "ESOP Trust") within the meaning of Code Section 4975(e)(7).

     C. The Company had appointed Harris Trust and Savings Bank, an Illinois banking corporation ("Predecessor Trustee"), as trustee of the ESOP Trust effective July 7, 1989 pursuant to the terms of the Inland Steel Industries Thrift Plan ESOP Trust dated July 7, 1989 (the "ESOP Trust Agreement").

     D. The ESOP Trust Agreement created a trust thereunder (the "ESOP Trust") that is primarily invested in shares of common stock and convertible preferred stock of the Company.

     E. Harris Trust and Savings Bank (the "Resigning ESOP Trustee") has delivered its written resignation effective July 1, 1996 as such trustee of the ESOP Trust.

     F. The Company has appointed LaSalle National Trust, N.A. (the "Successor ESOP Trustee") as trustee of the ESOP Trust effective July 1, 1996, and the Successor ESOP Trustee has agreed to act as such Successor ESOP Trustee pursuant to the terms of an Engagement Letter by and between the Company and the Successor ESOP Trustee dated June 26, 1996.

     G. Article VI of the ESOP Trust Agreement governs changes of the ESOP Trustee.

     H. Article VII of the ESOP Trust Agreement governs amendment of the ESOP Trust.

                                   AMENDMENT

     Section 1. Amendments. Pursuant to the authority granted under Section VII-I of the ESOP Trust Agreement to the Company to amend such Trust Agreement at any time by action of the Committee Trustees, the Company hereby amends the ESOP Trust Agreement as follows:
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     (A) In the first paragraph of the ESOP Trust Agreement, the phrase "Harris
Trust and Savings Bank, an Illinois banking corporation" is hereby deleted and the phrase "LaSalle National Trust, N.A., a national banking association" is substituted therefor.

     (B) In the recitals, the paragraph containing the third recital is hereby deleted and the following recitals substituted therefor:

       "WHEREAS, the Company had appointed Harris Trust and Savings Bank as trustee of the ESOP effective July 7, 1989;

       WHEREAS, Harris Trust and Savings Bank has resigned as such trustee effective July 1, 1996;

       WHEREAS, the Committee has appointed the LaSalle National Trust, N.A. as successor trustee of the ESOP effective July 1, 1996;"

     (C) In the recitals, the paragraphs containing the fifth and sixth recitals are hereby deleted and the following recitals substituted therefor:

       "WHEREAS, the ESOP Trust acquired shares of Company Stock with the proceeds of one or more loans which are exempt from the prohibited transaction rules under ERISA (the "ESOP Loan");

       WHEREAS, the Inland Steel Industries Stock Fund is part of the ESOP Trust effective as of July 7, 1989."

     (D) All paragraphs of the ESOP Trust Agreement are hereby amended to delete the term "Committee Trustees" and to substitute the word "Committee" therefor.

     (E) Article III is hereby amended to insert the following new sentence following Paragraph III-3:

       "It is expressly agreed that any Short-Term Investments may be purchased by the Successor ESOP Trustee notwithstanding that an affiliate of the Successor ESOP Trustee has underwritten, privately placed or made a market for, any such Short-Term Investments, or may in the future underwrite, privately place or make a market in any such Short-Term Investments."

     (F) Article VI is hereby amended by insertion of the following new paragraph following Paragraph VI-3:

       "VI-4. Trust Estate. Any successor ESOP Trustee shall succeed to all the right, title and estate vested in its predecessor without the signing of any further documents. Each successor Trustee shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named ESOP Trustee."